UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934
June 14,2012

Date of Report (Date of earliest event reported)
CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

1475 120th Ave NE Bellevue, WA (Address of principal executive offices)	98005 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 14, 2012.
Three items of business were acted on by stockholders at the Annual Meeting:

•	Election of twelve directors to serve on the Board of Directors of the Company until the next Annual Meeting or their respective successors are elected and qualified;

•	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2012.

•	Advisory resolution to approve the compensation of the Company’s named executive officers.

The results of the voting on the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
John W. Stanton	1,196,904,603	2,340,906	78,075,051
William R. Blessing	1,192,859,075	6,386,434	78,075,051
Bruce A. Chatterley	1,196,835,114	2,410,395	78,075,051
Mufit Cinali	1,192,857,143	6,388,366	78,075,051
Jose A. Collazo	1,192,852,021	6,393,488	78,075,051
Hossein Eslambolchi	1,192,837,986	6,407,523	78,075,051
Dennis S. Hersch	1,196,843,492	2,402,017	78,075,051
Brian P. McAndrews	1,192,862,651	6,382,858	78,075,051
Erik E. Prusch	1,196,990,700	2,254,809	78,075,051
Kathleen H. Rae	1,197,061,925	2,183,584	78,075,051
Theodore H. Schell	1,196,840,055	2,405,454	78,075,051
Jennifer L. Vogel	1,192,855,937	6,389,572	78,075,051

Accordingly, each of the twelve nominees received a majority of votes cast in favor of that director’s election and was elected.

The results of the voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2012 were as follows:

Votes For	Votes Against	Abstentions
1,275,267,786	1,195,342	857,432

Accordingly, a majority of votes was cast in favor of the proposal and the appointment of Deloitte & Touche LLP as independent registered public accountants was ratified.

The proposal to approve, on an advisory basis, compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,194,910,360	2,795,503	1,539,646	78,075,051

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: June 14, 2012	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel